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                                                                    EXHIBIT 99.1


CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Form 10-K, including information set forth under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company desires to take advantage of certain "safe harbor" provisions of the 1933 Act and 1934 Act and is including this reference to enable the Company to do so. Forward-looking statements included in this Form 10-K or in documents incorporated by reference, or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties, and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ materially from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The Company believes the following risks, uncertainties and other factors could cause such material differences to occur:

1. The Company's ability to continue to grow through the acquisition and development of long-term care facilities or the acquisition of ancillary businesses.

2. The Company's ability to identify suitable acquisition candidates or to profitably operate or successfully integrate acquired operations into the Company's other operations.

3. The occurrence of changes in the mix of payment sources utilized by the Company's patients to pay for the Company's services.

4. The adoption of cost containment measures by private pay sources such as commercial insurers and managed care organizations, as well as efforts by governmental reimbursement sources to impose cost containment measures.

5. Changes in the United States health care system, including the Balanced Budget Act of 1997, changes in reimbursement levels under Medicaid and Medicare, and other changes in applicable government regulations that might affect the profitability of the Company.

6. The Company's continued ability to operate in a heavily regulated environment and to satisfy regulatory authorities, thereby avoiding a number of potentially adverse consequences, such as the imposition of fines, temporary suspension of admission of patients, restrictions on the ability to acquire new facilities, suspension or decertification from Medicaid or Medicare programs, and in extreme cases, revocation of a facility's license or the closure of a facility, including as a result of unauthorized activities by employees.
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7.  The Company's ability to secure the capital and the related cost of such capital necessary to fund its future growth through acquisition and development, as well as internal growth.

8. Changes in certificate of need laws that might increase competition in the Company's industry, including, particularly, in the states in which the Company currently operates or anticipates operating in the future.

9. Changes in federal or state legislation or budgetary controls that may negatively impact the amount and method of Medicaid payments, especially in North Carolina, Michigan and Indiana, in which states a majority of the Company's facilities are located.

10. The Company's ability to staff its facilities appropriately with qualified health care personnel (including administrators), including in times of shortages of such personnel and to maintain a satisfactory relationship with labor unions.

11. The level of competition in the Company's industry, including without limitation, increased competition from acute care hospitals, providers of assisted and independent living and providers of home health care and changes in the regulatory system in the states in which the Company operates that facilitate such competition.

12. The continued availability of insurance for the inherent risks of liability of providing services in the health care industry.

13. Price increases in medical supplies, durable medical equipment and other items.

14. The Company's reputation for delivering high-quality care and its ability to attract and retain patients, including patients with relatively high acuity levels.

15. Changes in general economic conditions, including changes that pressure governmental reimbursement sources to reduce the amount and scope of health care coverage.

16. The Company's ability to achieve required reductions in expenses or reach required levels of revenue as PPS is fully implemented.

The foregoing review of significant factors should not be construed as exhaustive or as an admission regarding the adequacy of disclosures previously made by the Company.